UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2017 (September 26, 2017)

PILGRIM’S PRIDE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-09273	75-1285071
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1770 Promontory Circle, Greeley, CO	80634-9038
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (970) 506-8000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐    Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01	Entry into a Material Definitive Agreement.

On September 29, 2017, Pilgrim’s Pride Corporation (the “Company”) completed a sale of $250 million aggregate principal amount of its 5.750% Senior Notes due 2025 (the “Additional 2025 Notes”) and $600 million aggregate principal amount of its 5.875% Senior Notes due 2027 (the “2027 Notes” and, together with the Additional 2025 Notes, the “Notes”). The Company intends to use the net proceeds from the sale of the Notes to repay in full the £562.5 million ($736.8 million) indebtedness outstanding under the promissory note issued on September 8, 2017 by Onix Investments UK Limited, a wholly-owned subsidiary of the Company, and guaranteed by the Company to JBS S.A. in connection with the Company’s acquisition of Moy Park Holdings (Europe) Ltd. The balance of the net proceeds from the sale of the Notes will be used for general corporate purposes.

The Notes were sold to qualified institutional buyers pursuant to Rule 144A under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and outside the United States to non-U.S. persons pursuant to Regulation S under the Securities Act. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the Notes.

The Company issued the Additional 2025 Notes pursuant to the Company’s existing Indenture dated as of March 11, 2015 by and among the Company, Pilgrim’s Pride Corporation of West Virginia, Inc., and Wells Fargo Bank, National Association, as Trustee (the “2025 Indenture”). The 2025 Indenture provides, among other things, that the Additional 2025 Notes will bear interest at a rate of 5.750% per annum from the date of issuance until maturity, payable semi-annually in cash in arrears, beginning on March 15, 2018. The Additional 2025 Notes were issued at a price of 102.000% of the aggregate principal amount, reflecting a yield to maturity of 5.420%. The Additional 2025 Notes are guaranteed on a senior unsecured basis by Pilgrim’s Pride Corporation of West Virginia, Inc., Gold’n Plump Poultry, LLC, Gold’n Plump Farms, LLC and JFC LLC (the “Guarantors”). The Additional 2025 Notes and related guarantees are unsecured senior obligations of the Company and Guarantors and rank equally with all of the Company’s and Guarantors’ other unsubordinated indebtedness. The Additional 2025 Notes will be treated as a single class with the existing 2025 notes for all purposes under the 2025 Indenture and will have the same terms as those of the existing 2025 notes.

The 2027 Notes are governed by, and were issued pursuant to, the Company’s Indenture dated as of September 29, 2017 by and among the Company, the Guarantors, and U.S. Bank National Association, as Trustee (the “2027 Indenture” and, together with the 2025 Indenture, the “Indentures”). The 2027 Indenture provides, among other things, that the 2027 Notes will bear interest at a rate of 5.875% per annum from the date of issuance until maturity, payable semi-annually in cash in arrears, beginning on March 30, 2018. The 2027 Notes are guaranteed on a senior unsecured basis by the Guarantors. The 2027 Notes and related guarantees are unsecured senior obligations of the Company and Guarantors and rank equally with all of the Company’s and Guarantors’ other unsubordinated indebtedness.

The Notes and the Indentures also contain customary covenants and events of default, including failure to pay principal or interest on the Notes when due, among others.

The foregoing description of the material terms of the Indentures are qualified in its entirety by reference to the 2025 Indenture and the 2027 Indenture, which are attached to this Current Report on Form 8-K as Exhibit 4.1 and 4.2, respectively, and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 above is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On September 26, 2017, the Company issued a press release announcing the pricing of the Notes. In addition, on September 29, 2017, the Company issued a press release announcing the closing of the sale of the Notes. The Company is furnishing herewith, and incorporating by reference herein, as Exhibit 99.1 and Exhibit 99.2 attached hereto, a copies of the press releases.

The information contained in this Item 7.01, including Exhibit 99.1 and Exhibit 99.2, shall not be deemed filed for purposes of Section 18 of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Exchange Act or the Securities Act, except as shall be expressly set forth by specific reference in such filing.

Exhibit 99.1 and Exhibit 99.2 contain statements intended as “forward-looking statements” which are subject to the cautionary statements about forward-looking statements set forth therein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Indenture dated as of March 11, 2015 among the Company, Pilgrim’s Pride Corporation of West Virginia, Inc. and Wells Fargo Bank, National Association, as Trustee (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K filed on March 11, 2015).

4.2	Indenture dated as of September 29, 2017 among the Company, Pilgrim’s Pride Corporation of West Virginia, Inc., Gold’n Plump Poultry, LLC, Gold’n Plump Farms, LLC, JFC LLC and U.S. Bank National Association, as Trustee.

4.3	Form of Senior 5.750% Note due 2025 (included in Exhibit 4.1).

4.4	Form of Senior 5.875% Note due 2027 (included in Exhibit 4.2).

99.1	Pricing Press Release issued by the Company, dated September 26, 2017.

99.2	Closing Press Release issued by the Company, dated September 29, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pilgrim’s Pride Corporation

October 2, 2017	By:	/s/ Fabio Sandri
Name: Fabio Sandri
Title: Chief Financial Officer